Exhibit 1

MANUAL FOR SHAREHOLDERS' PARTICIPATION AT THE 2017 ANNUAL GENERAL MEETING

TABLE OF CONTENTS

1.    Message from the administration

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2.    Invitation

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3.    The AGM

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4.    Procedures, instructions and deadlines for participation in the Meetings

4.1. Individual Shareholder

4.2. Legal Entity Shareholder

4.3. Investment Fund Shareholder

4.4. ADR Holders

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5.    Call notice of the Annual General Meeting of 04/28/2017

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6.    Texts explaining the matters to be resolved upon at the AGM

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7.    Related documents and links

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8.    Exhibit I – Power of Attorney

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9.    Exhibit II – Remote Voting Bulletin

1. MESSAGE FROM THE ADMINISTRATION

Dear Shareholders,

We invite you to take part in the next Annual General Meeting (“Meeting” or “AGM”) of Oi S.A – In Judicial Reorganization (“Oi” or “Company”), called for April 28, 2017, at 11 a.m., at the Company’s headquarters, located at Rua do Lavradio, No. 71, Centro, City and State of Rio de Janeiro, which will resolve upon: (i) the auditing of the Administrators’ accounts, the Administration’s Report and the Financial Statements pertaining to the fiscal year ended on December 31, 2016, along with the opinion of the Independent Auditors and the opinion from the Fiscal Council; (ii) the Management Proposal for the allocation of the results of the fiscal year ended on December 31, 2016; (iii) the setting of the annual global sum for the compensation of the Administrators and of the members of the Company’s Fiscal Council; (iv) the ratification of the election to the Board of Directors, to complement the term of office, of the members holding positions of the Board of Directors appointed, pursuant to article 150 of Law 6,404/76; in Meetings of the Board of Directors held on 08.12.2016 and 09.14.2016; and (v) the election of the members of the Fiscal Council and their respective alternates.

In 2016, Oi concentrated its efforts in the transformation of the operations of its business, so as to ensure a sustainable future and in order to solidify its position of relevance in the Brazilian market for telecommunications.

Although it was a challenging year from the macroeconomic viewpoint, with a retraction of 3.6% of the Brazilian GDP, Oi had relevant results in the year, such as an annual growth of 23.6% in the revenue for Pay TV, of 6.9% in the revenue for broadband and of 9.4% in the revenue for the post-paid segment. From the operational viewpoint, Oi showed consistent improvements during the year. In a comparison between the fourth quarter of 2016 and the same period in 2015, the Company decreased the number of new proceedings in the Civil Special Courts (JECs) by 57%; the decrease in the number of complaints in the Anatel call center was of 18%; the complaints with Procon also decreased by 18% in the comparison between these quarters.

Even though it was a year of economic contraction and decrease of investments by the market, in 2016 Oi increased its investments in modernization and expansion of the capacity of its network. The Company invested R$ 4,759 million in Brazil this year, 17.6% more than the amount invested in 2015, showing its commitment with the long term and with the transformation and sustainability of the business.

All this work was executed during a Judicial Reorganization process, which, as it is known by you, was started in June of last year. The Judicial Reorganization has as its goal to preserve the provision of quality services to the clients and to maintain the continuity of the business. Since the start of the process, the Company has been recording cash generation, showing that it has a healthy operation and a strong capacity to generate value. Between June and December 2016, Oi’s operations generated over R$ 2.7 billion, allowing it to reach the end of the year with R$ 7.8 billion of cash balance.

By examining the figures presented by the Company in 2016, we can state that the request for Judicial Reorganization was an adequate measure. It is important to emphasize that Oi Group has kept itself relevant in the Brazilian economic scenario, it continues to invest massively in the country and it creates an ecosystem, which involves around 130 thousand direct and indirect jobs. Thus, the Company keeps its commitment with the transformation process, with the goal of guaranteeing a sustainable future.

We take this opportunity to thank you for the trust in Oi and its Administrators, reaffirming our goal of continuing to work to comply with the principles of transparency, equity, accountability, corporate responsibility and ethics.

This Manual is intended to provide, in a clear and precise manner, clarifications and instructions, for the participation of our shareholders in the AGM, contributing so that their voting rights are fully exercised.

This manual must be read jointly with the Company`s management Proposal, which is available at the Company’s Headquarters and at the websites of the São Paulo Stock Exchange (BM&FBOVESPA), of the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM) and of the Company (www.oi.com.br/ri).

We count on you being there, in the Company’s best interests. Your vote is very important to Oi.

Yours,

Marco Norci Schroeder

Chief Executive Officer

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

2. INVITATION

ANNUAL GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION

DATE

April 28, 2017

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TIME

11 a.m.

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PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

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DIRECTIONS

3. The AGM

The Company’s administration invites Oi’s Shareholders to gather at the Annual General Meeting to resolve upon the following matters:

(i)                 Take the Management’s accounts and examine, discuss and vote on the Management’s Report and the Financial Statements for  the fiscal year ended on December 31, 2016, together with  the Independent Auditors report and the Fiscal Council;

(ii)               Examine, discuss and vote on the Management Proposal for the allocation of the results for fiscal  year ended on December 31, 2016;

(iii)             Determine the annual global amount for the compensation for Management and the members of the Company’s Fiscal Council;

(iv)             Ratify the election to the Board of Directors, to complement the term of office, of the members holding positions of the Board of Directors appointed, pursuant to article 150 of Law 6,404/76, in Meetings of the Board of Directors held on 08.12.2016 and 09.14.2016; and

(v)               Elect the members of the Fiscal Council and their respective alternates.

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

For the Meeting to be convened at first call, the presence of Shareholders representing at least one-fourth (1/4) of the voting share capital shall be necessary, pursuant to article 125 of Law 6,404/1976. If there is no sufficient quorum for the meeting to be called, the Company shall later announce a new date for it to be held, at second call, at which point the Meeting shall be installed with the presence of any number of shareholders.

If there is a quorum, the AGM shall be convened by the Chairman of the Board of Directors. If the Chairman is absent or impeded, it shall be convened by any Director in attendance, chosen by the Meeting. In case of absence and/or impediment of any Director, in observance of the procedures above, it shall be incumbent upon the Meeting to elect the chairman of the presiding board, who shall be responsible for choosing the respective secretary.

The preferred shares shall have the right to vote in the matters to be resolved in this Meeting, pursuant to Paragraph 3 of Article 13 of the Company's Bylaws and Paragraph 1 of Article 111 of Law 6,404/76 and always shall vote jointly with the ordinary shares.

Each share shall grant the right to one vote at the Meeting’s resolutions, in compliance with the limitation to the voting rights set forth in article 72 of the Bylaws. Said article states that any shareholder or group of shareholders representing the same interest or bound by a voting agreement, which hold or may hold, at any time, individually or jointly, an interest greater than 15% of the number of shares into which the voting capital is divided, shall have their voting rights limited to 15% of the number of voting shares, votes exceeding such limit shall not be counted. According to Paragraph 5 of Article 72 of the Bylaws, for purposes of calculation of the percentages set forth above, the shares held by (a) third parties in their own name, but on behalf of the shareholder; (b) controlling company, controlled company, affiliate or company under the common control of the shareholder; (c) holders of the right to vote with which the shareholder has entered into an agreement for the exercise thereof; or (d) members of the administration and auditing bodies of the shareholder, shall be considered as belonging to the shareholder

The resolutions made at the AGM shall be made by the absolute majority of votes, abstentions or votes exceeding the limit to the voting rights referred to in the paragraph above not being computed, which shall, however, be considered for the calculation of the quorum for the holding of the meeting.

The proposal in item (i) above is intended to show the Shareholders an overview of the results of the 2016 fiscal year. The administrators’ accounts are stated in the Administration’s Report and in the financial statements, which (i) were approved by Oi’s Board of Directors on March 22, 2017; and (ii) received a favorable opinion by the Fiscal Council. The financial statements were object of a Report on the Individual and Consolidated Financial Statements prepared by the independent auditors of the Company, KPMG Auditores Independentes. (“Report”). According to the Report, due to the subject described in the section titled “Basis for abstention of opinion on the individual and consolidated financial statements”, it was not possible for KPMG to obtain evidence of a proper and sufficient auditing to base its audit opinion on the individual and consolidated financial statements of the Company,

The documents to be submitted to the shareholders’ approval were published in newspapers Valor Econômico and Official Gazette of the State of Rio de Janeiro [Diário Oficial do Estado do Rio de Janeiro], on March 28, 2017, and are available at the Company’s headquarters, at the CVM and at BM&F Bovespa, as well as in Oi’s website (www.oi.com.br/ri).

Oi’s Board of Directors recommends that its shareholders thoroughly examine the documents put at their disposal by the Administration, in order to resolve upon the Company’s financial statements and, if they agree, approve said accounts and financial statements.

Item (ii) above consists of determining the allocation of the results found by the Company in the 2016 fiscal year.

Item (iii), for its turn, is intended to set a global compensation sum for the members of the Executive Office, Board of Directors, pursuant to article 152 of the Corporation Law, and the Fiscal Council, for the year of 2017, pursuant to Paragraph 3, Article 162 of the Corporation Law.

Item (iv) is intended to ratify the election to the Company’s Board of Directors, supplementary to the term of office, of members holding the positions of the Board of Directors appointed, as per article 150 of Law 6,404/76, in Meetings of the Board of Directors held on 08.12.2016 and 09.14.2016.

Finally, item (v) is intended to elect effective and alternate members of the Company’s Board of Directors, with a term of office until the 2018 Annual General Meeting, pursuant to article 132, III, of the Corporation Law.

The composition of the group of candidates up for election as effective and alternate members of the Board of Directors and the Fiscal Council, proposed by the Board of Directors, is at the shareholders’ disposal at the Company, at BM&FBovespa S.A. – Stock Exchange, and at the Company’s website www.oi.com.br/ri, as well as in the statement set forth in paragraph 1 of article 26 of the Company’s Bylaws, complying with the provisions of Article 10 of CVM Ruling 481.

If the shareholder wishes to appoint an alternate group of candidates to the Board of Directors and the Fiscal Council, it shall inform OI to this regard, in writing, before the AGM, observing the provisions in Paragraphs 2 and 3 of Article 26 of the Company's Bylaws and presenting the information related to the candidates set forth in items 12.5 to 12.10 of the Reference Form, as well as the name and identification of each candidate and an instrument signed by each candidate certifying its acceptance to run for office.

4. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate at the Meeting in person or through duly appointed attorneys-in-fact, in compliance with the terms in paragraph 1 of article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early at the Meeting, so that the documents needed for their participation to be checked.

In case of any doubt regarding the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

The shareholders may exercise their rights to remote voting by filling out a remote voting bulletin regarding the Meeting set forth in Exhibit II to this Manual (“Remote Voting Bulletin”). The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the rules and formalities described in the Remote Voting Bulletin and item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4.1. Individual Shareholder

We ask that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 26, 2017, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to make him or herself represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian ones, except that the documents, prior to being sent to the Company, must be notarized by a Notary Public duly accredited to such end, and certified by the Brazilian consulate and translated into Portuguese by a sworn translator.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.2. Legal Entity Shareholder

We ask that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 26, 2017, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian ones, except that the corporate documents, prior to being sent to the Company, must be notarized translated into Portuguese.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.3. Investment Fund Shareholder

We ask that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 26, 2017, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian ones, except that the corporate documents, prior to being sent to the Company, must be translated into Portuguese.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.4. ADR Holders

In case of ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs), in the United States, is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights, and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.5. Remote Voting Bulletin

The shareholder that opts for exercising its remote voting right, may: (i) fill out and send the bulletin directly to the Company, or (ii) send the filling out instructions to able service providers, pursuant to the guidelines below:

4.1. Exercise of vote through service providers - Remote voting system:

The shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents or to verify the procedures established thereby for the issue of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481, the Central Depository of BM&FBOVESPA, upon receiving the voting instructions of the shareholders, through their respective custodian agents, it shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ).

4.2. Submission of the bulletin by the shareholder directly to the Company:

The shareholder that opts for exercising their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Office of Investor's Relations of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)         Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)        Certified copy of the following documents:

(a)        For individuals, official and valid identity document of the shareholder, with pictures.

(b)        For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder;  and (iii) official and valid identity document of the legal representative of the shareholder, with pictures.

(c)        For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be; and (iv) official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: [(i) certified signature; and (iii) simple translation.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the holding of the respective General Meeting, that is, by April 21, 2017. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company shall notify the shareholder, through the e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or the procedures and terms for rectification or new submission, if necessary.

The shareholder participating in the fungible custody of shares of BM&FBOVESPA that opts for exercising their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by BM&FBOVESPA).  In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address [invest@oi.net.br], regarding any movement of the shares held thereby between the base date of such statement and the date of the respective General Meeting, jointly with the proof of said movement.

5. CALL NOTICE OF THE ANNUAL GENERAL MEETING OF 04/28/2017

The Call Notice of the AGM shall be published in newspapers Valor Econômico, in the March 29, 30 and 31, 2017 editions, and Official Gazette of the State of Rio de Janeiro, in the March 29, 30 and 31, 2017 editions.

Oi S.A. – In Judicial Reorganization

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

ANNUAL GENERAL MEETING

The Board of Directors of Oi S.A. - In Judicial Reorganization (“Company”) hereby calls the Shareholders to meet at an Annual General Meeting, to be held on April 28, 2017, at 11 a.m., at the Company’s headquarters, at Rua do Lavradio, 71, Centro, City and State of Rio de Janeiro, in order to resolve upon the following matters:

(1)               Take the the Management’s accounts and examine, discuss and vote on the Management’s Report and the Financial Statements for the financial year ended on December 31, 2016, together with the Independent Auditors’ report and the Fiscal Council;

(2)               Examine, discuss and vote on the Management Proposal for the allocation of the results for the fiscal  year ended on December 31, 2016;

(3)               Determine the annual global amount of compensation for the Management and the members of the Company’s fiscal council;

(4)               Ratify the election to the Board of Directors, to complement the term of office, of the members holding positions of the Board of Directors appointed, pursuant to article 150 of Law 6,404/76, in Meetings of the Board of Directors held on 08.12.2016 and 09.14.2016; and

(5)               Elect the members of the Fiscal Council and their respective alternates.

GENERAL INSTRUCTIONS:

1. The documentation and the information connected to the matters to be deliberated in the Meeting are available at the Company’s headquarters, in the Shareholders Participation Manual, at the Company’s Investors Relations webpage (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (www.cvm.gov.br), pursuant to CVM Ruling No. 481/09, and on the website of the Brazilian Securities, Commodities and Futures Exchange (http://www.bmfbovespa.com.br/) for examination by the Shareholders.

2. We ask that the Shareholder who wishes to personally take part in the Meeting or to be represented by an attorney-in-fact to submit the following documents, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., within two (2) business days prior to the holding of the Meeting, to the attention of the Corporate Management and M&A: for Legal Entities: notarized copies of the Instrument of Incorporation, Bylaws or Articles of Association, minutes of election of the Board of Directors (if applicable), and minutes of election of the Executive Office containing the election of the legal representative(s) attending the Meeting; (ii) for Individuals: notarized copies of the identity document and Individual Taxpayers’ Register (CPF) No. of the shareholder; and (iii) for Investment Funds: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) attending the Meeting. In addition to the documents indicated in (i), (ii) and (iii), as the case may be, when the shareholder is represented by an attorney-in-law, they shall send, together with said documents, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. The measure is intended to speed up the process of registration of the shareholders attending the Meeting. Holders of preferred shares will have the right to vote on all measures subject to deliberation and contained the Agenda of the General Shareholders Meeting, called herein, pursuant to Paragraph 2 of Article 13 of the Company’s Bylaws and Article 111 of Law 6,404/76, and will vote together with the common shares.  .

3. The Shareholder that takes part in Fungible Custody of the Registered Shares of Stock Exchanges who wishes to take part in this Meeting shall submit a statement issued within two (2) days prior to the holding thereof, containing their respective share interest, provided by the custodian body.

4.

Finally, in order to facilitate and encourage the participation of its shareholders in the Ordinary General Shareholders Meeting (Assembleia Geral Ordinária – “AGO”) and, in compliance with the rules of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – “CVM”), in particular CVM Instructions 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, through their respective custody agents or directly to the Company, a Distance Voting Bulletin, as provided by the Company on its Investor Relations website, as well as on the website of the CVM and the BM&FBovespa, together with the other documents to be discussed at the AGO, subject to the guidelines contained in the Distance Voting Bulletin.

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Rio de Janeiro, March 29, 2017.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

6. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE AGM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its website (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br), BM&F Bovespa.

To help you make a decision regarding the matters listed in the AGM Call Notice, we recommend a through reading of the Management Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information on the Company

- www.bmfbovespa.com.br – several items of information on the listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

8. EXHIBIT I – Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Ordinária da Companhia, a ser realizada em primeira convocação no dia 28 de abril de 2017, às 11h, na Sede social da Companhia localizada na Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [], registered in the individual Taxpayer Register (CPF/MF) under N. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – In Judicial Recuperation, (“Company”), in the Company’s Ordinary Shareholders’ Meeting to be held on first call on April 28th, 2017, at 11 a.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:

(1) Tomar as contas dos Administradores, examinar, discutir e votar o Relatório da Administração e as Demonstrações Financeiras relativos ao exercício social encerrado em 31 de dezembro de 2016, acompanhados do parecer dos Auditores Independentes e do parecer do Conselho Fiscal;

A favor ( ) Contra ( ) Abstenção ( )

(2) Examinar, discutir e votar a Proposta da Administração para a destinação do resultado do exercício social encerrado em 31 de dezembro de 2016;

A favor ( ) Contra ( ) Abstenção ( )

(3) Fixar a verba global anual da remuneração dos Administradores e dos membros do Conselho Fiscal da Companhia;

A favor ( ) Contra ( ) Abstenção ( )

(4) Ratificar a eleição para o Conselho de Administração, em complementação de mandato, dos membros ocupantes dos cargos do Conselho de Administração nomeados, na forma prevista no artigo 150 da Lei nº 6.404/76, em Reuniões do Conselho de Administração realizadas em 12.08.2016 e 14.09.2016; e

A favor ( ) Contra ( ) Abstenção ( )

(5) Eleger os membros do Conselho Fiscal e respectivos suplentes.

A favor ( ) Contra ( ) Abstenção ( )

(1) To examine the Managements statements, examine, discuss and vote the Management report and the financial statements for the fiscal year ended on December 31, 2016; as well as the independent auditors’ report and the opinion of the Fiscal Council;

Approve ( ) Disapprove ( ) Abstention ( )

(2) Examine, discuss and vote the Managements proposal for the results of fiscal year ended on December 31, 2016.

Approve ( ) Disapprove ( ) Abstention ( )

(3) Establish the global amount of compensation of the Managements and of the members of the Fiscal Council of the Company;

Approve ( ) Disapprove ( ) Abstention ( )

(4) Ratify the election of members nominated in the Board of Directors Meeting held on August 12, 2016 and September 14, 2016 to the Board of Directors, in the form provided for in Article 150 of Law 6,404/76; and

Approve ( ) Disapprove ( ) Abstention ( )

(5) To elect the members of the Fiscal Council and their alternates.

Approve ( ) Disapprove ( ) Abstention ( )

[Cidade], [dia] de [mês] de [ano]               /               [City], [Month] [day], [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / certified signature)

Cargo / Title

9. EXHIBIT II – Remote voting bulletin

REMOTE VOTING BULLETIN ANNUAL GENERAL MEETING OF OI S.A. - IN JUDICIAL REORGANIZATION TO BE HELD ON 04/28/2017
1. Name and e-mail address of the shareholder: Name: Email:
2. CNPJ or CPF of the shareholder:

3. Fill-out Instructions:

The fields above must be filled out with the full name (or trade name) of the shareholder and the enrollment number with the Ministry of Finance, either as a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for any contact.

Additionally, for this voting bulletin to be considered valid, and the votes cast herein to be computed in the quorum of the General Meeting:

- all the fields below shall be duly filled out;

- all the pages hereof shall be initialed;

- at the end, the shareholder or its legal representative(s), as the case may be and under the terms of the legislation in force, shall sign the bulletin; and

- the certification of the signatures affixed to the bulletin shall be required.

The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4. Delivery instructions, indicating the possibility of submitting directly to the company or sending fill-out instructions to the bookkeeping agent or to the custodian agent:

The shareholder that opts for exercising its remote voting right, may: (i) fill out and send this bulletin directly to the Company, or (ii) send the filling out instructions to able service providers, pursuant to the guidelines below:

4.1. Exercise of vote through service providers - Remote voting system:

The shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents and to verify the procedures established thereby for the issue of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481, the Central Depository of BM&FBOVESPA, upon receiving the voting instructions of the shareholders, through their respective custodian agents, shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ).

4.2. Submission of the bulletin by the shareholder directly to the Company:

The shareholder that opts for exercising their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Office of Investor's Relations of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)                  Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)                Certified copy of the following documents:

(a)                For individuals, official and valid identity document of the shareholder, with picture.

(b)                For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) official and valid identity document of the legal representative of the shareholder, with pictures.

(c)                For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be; and (iv) official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

Regarding the documents indicated in items “(i)” and ‘(ii)” above, the Company requests, as the case may be: (i) signature authentication; and (ii) simple translation for document in a foreign language.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the holding of the respective General Meeting, that is, by April 21, 2017. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company shall notify the shareholder, through the e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or the procedures and terms for rectification or new submission, if necessary.

The shareholder participating in the fungible custody of shares of BM&FBOVESPA that opts for exercising their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by BM&FBOVESPA). In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement of the shares held thereby between the base date of such statement and the date of the respective General Meeting, jointly with the proof of said movement.

5. Postal and electronic address for submission of the remote voting bulletin, if the shareholder wishes to deliver the document directly to the company:

Office of Investor’s Relations of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)

invest@oi.net.br

6. Appointment of an institution contracted by the company to provide the service of bookkeeping of securities:

Bookkeeping Agent: Banco do Brasil

Telephone: (21) 3808-3715

The shareholder may send the remove voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents, for: a) individuals: identity card, Proof of Residence issued less than 90 days prior; b) legal entities/investment funds: bylaws/ articles of association/ regulations, documents evidencing the representation and identity card of the representative;
and c) shareholders with tax residence abroad: additionally, documents evidencing the origin of the funds according to CMN Resolution 4,373 or Law 4,131 and other related legislations shall be required.

7. Agenda:

7.1. Take the the Management’s accounts and examine, discuss and vote on the Management’s Report and the Financial Statements for the financial year ended on December 31, 2016, together with the Independent Auditors’ report and the Fiscal Council:

[ ] Approve [ ] Reject [ ] Abstain

7.2. Examine, discuss and vote on the Management Proposal for the allocation of the results for the fiscal year ended on December 31, 2016[1]:

1 The Administration's Proposal is available at the Empresas.net system of the Brazilian Securities Commission - CVM (www.cvm.gov.br) and on the Investors' Relations webpage of the Company (www.oi.com.br/ri).

[ ] Approve [ ] Reject [ ] Abstain
7.3. Determine the annual global amount of compensation for the Management and the members of the Company’s fiscal council; [ ] Approve [ ] Reject [ ] Abstain

7.4. Ratify the election to the Board of Directors, to complement the term of office, of the members holding positions of the Board of Directors appointed, pursuant to article 150 of Law 6,404/76, in Meetings of the Board of Directors held on 08.12.2016 and 09.14.2016:

Ricardo Reisen de Pinho (Effective Member)

Marcos Duarte Santos (Effective Member)

Demian Fiocca (Effective Member)

Hélio Calixto da Costa (Effective Member)

Blener Braga Cardoso Mayhew (Alternate Member)

Luis Manuel da Costa de Sousa Macedo (Alternate Member)

Nelson Sequeiros Rodriguez Tanure (Alternate Member)

José Manuel Melo da Silva (Alternate Member)

[ ] Approve [ ] Reject [ ] Abstain

7.5. Elect the members of the Fiscal Council and their respective alternates:

Jose Claudo Rego Aranha (Effective Member)

Alvaro Bandeira (Alternate Member)

Pedro Wagner Pereira Coelho (Effective Member)

Piero Carbone (Alternate Member)

Gilberto Braga (Effective Member)

Felipe Bueno da Silva (Alternate Member)

[ ] Approve [ ] Reject [ ] Abstain

8. If the performance of a second call notice regarding the AGM is necessary, can the voting instructions set forth in this Remote Voting Bulletin be considered also in the event of resolution of the AGM matters in a second call notice?

[ ] Approve [ ] Reject [ ] Abstain

[City], [date]

_____________________________________________

[Name of Shareholder]